SANTA FE PACIFIC PIPELINE PARTNERS, L.P.


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

      (b) On June 29, 1994, Santa Fe Pacific Corporation ("SFP"), and Burlington Northern Inc. ("BNI") entered into a definitive Agreement and Plan of Merger which calls for SFP to merge with and into BNI, with BNI being the surviving corporation. At the closing of the merger, each SFP share outstanding will be converted into the right to receive 0.27 of a share of BNI stock. Upon completion of the merger, BNI will change its name to Burlington Northern Santa Fe Corporation. Gerald Grinstein, BNI's chairman and chief executive officer, will be chairman of the surviving corporation. Robert D. Krebs, chairman, president and chief executive officer of SFP, will be president and chief executive officer of the surviving corporation. Two-thirds of the directors of the surviving corporation will be designated by BNI, and one-third of the directors of the surviving corporation will be designated by SFP.

      The merger has been approved by the boards of directors of SFP and BNI, but is still subject to a number of conditions, including approval by the stockholders of both BNI and SFP and approval by the Interstate Commerce Commission.

      The Registrant's general partner, Santa Fe Pacific Pipelines, Inc., is an indirect, wholly-owned subsidiary of Santa Fe Pacific Corporation.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits:

          See Exhibit Index included herewith.


                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
                                        (Registrant)

                         By: Santa Fe Pacific Pipelines, Inc., as
                         General Partner

     Date: July 11, 1994 By:        /s/ ROBERT L. EDWARDS
                            -----------------------------------
                                     Robert L. Edwards
                                   Senior Vice President,
                           Treasurer and Chief Financial Officer
                               (On behalf of the Registrant)

                             EXHIBIT INDEX


  2 Agreement and Plan of Merger dated as of June 29, 1994, between Burlington Northern Inc. and Santa Fe Pacific Corporation. Incorporated by reference to Exhibit 2 to Current Report on Form 8-K dated as of June 29, 1994, of Santa Fe Pacific Corporation (Commission File No. 1-8627).

  99.1 Letter Agreement dated June 29, 1994, regarding corporate governance issues. Incorporated by reference to Exhibit
         99.1 to Current Report on Form 8-K dated as of June 29, 1994, of Santa Fe Pacific Corporation (Commission File No. 1-8627).

  99.2 Letter Agreement dated June 29, 1994, regarding disclosure schedules. Incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K dated as of June 29, 1994, of Santa Fe Pacific Corporation (Commission File No. 1-8627).